UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):     February 23, 2010

BENIHANA INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26396	65-0538630
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8685 Northwest 53rd Terrace, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:       (305) 593-0770

None

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

After obtaining stockholders’ approval, at the special meeting of stockholders of Benihana Inc. (the “Company”) on February 22, 2010, of that certain Agreement and Plan of Merger between the Company and its wholly-owned subsidiary, BHI Mergersub, Inc. (the sole purpose of such merger being to increase by 12,500,000 the number of shares of Class A Common Stock which the Company is authorized to issue (the “Share Increase”)), effective February 23, 2010, the Company’s Certificate of Incorporation was amended to effect the Share Increase.

The description of the amendment provided above is qualified in its entirety by reference to the Certificate of Merger filed as Exhibit 10.1 to this Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit
10.1	Certificate of Merger merging BHI Mergersub Inc. with and into Benihana Inc., filed, February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENIHANA INC.

Dated: February 25, 2010	By:	/s/ Richard C. Stockinger
Richard C. Stockinger
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Certificate of Merger merging BHI Mergersub Inc. with and into Benihana Inc., filed, February 23, 2010